CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of HS Resources, Inc. 401(k) & Profit Sharing Plan dated June 26, 2000, included in this Form 11-K and the Registration Statements on Form S-8 (Nos. 33-91934 and 333-81261).


                                   /S/ ARTHUR ANDERSEN LLP


Denver, Colorado,
  June 26, 2000